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                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE]



                                November 2, 1999



Metro One Telecommunications, Inc.
11200 Murray Scholls Place
Beaverton, Oregon 97007

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Metro One Telecommunications, Inc., an Oregon corporation (the "Company"), in connection with the registration of up to 2,377,625 shares of the Company's common stock, no par value per share (the "Shares"), on a Registration Statement on Form S-3 (Registration No. 333-89493), including all amendments and exhibits thereto (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Of the 2,377,625 Shares, 310,125 Shares are subject to an over-allotment option that the Company has granted to the underwriters and 67,500 Shares may be sold by the selling shareholders listed in the Registration Statement (the "Selling Shareholders"). The Shares are expected to be issued and sold in an underwritten public offering.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

       (a) The Company's Articles of Incorporation, as amended and restated to date, certified by the Oregon Secretary of State as of October 29, 1999, and certified to us by an officer of the Company as being complete and in full force and effect as of this date;

       (b) The Company's Bylaws, as amended and restated to date, certified to us by an officer of the Company as being complete and in full force and effect as of this date;


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Metro One Telecommunications, Inc.
November 2, 1999
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       (c)    A Certificate of Officers of the Company: (i) certifying that copies of all records of proceedings and actions of the Company's Board of Directors, including any committee thereof, and shareholders relating to the issuance and sale of the Shares have been provided to us; and (ii) certifying as to certain factual matters;

       (d)    The Registration Statement; and

       (e) The Underwriting Agreement, in the form being filed as an exhibit to the Registration Statement (the "Underwriting Agreement"), to be entered into among the Company, the Selling Shareholders and CIBC World Markets Corp., U.S. Bancorp Piper Jaffray Inc. and Needham & Company, Inc., as representatives of the several underwriters.

         This opinion is limited to the Oregon Business Corporation Act (without review of the rules, regulations or case law applicable to that statute), and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Our opinion to the effect that the Shares to be sold by the Selling Shareholders, when sold, will be fully paid and nonassessable is based on the Company's certification identified in item (c) above that the Company received the consideration for such Shares recited in the Board of Directors' resolutions authorizing the issuance of such Shares.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that, at such time as (i) the registration or qualification requirements of the Securities Act and such "Blue Sky" and securities laws as may be applicable have been complied with, (ii) the Underwriting Agreement is duly executed and delivered by the parties thereto, and (iii) the certificates representing the Shares have been duly signed by the Company and registered by the transfer agent/registrar, and delivered against payment therefor as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares to be issued and sold by the Company, and the Shares to be sold by the Selling Shareholders, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. We hereby consent to the filing of this opinion as an exhibit to


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Metro One Telecommunications, Inc.
November 2, 1999
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the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            /s/ Heller Ehrman White & McAuliffe